Exhibit 99.2

Yum China Board Welcomes New Board Member

Shanghai, China (August 5, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) announced today the appointment of Mr. Zhe (David) Wei to the Board of Directors, effective August 6, 2025. In connection with the appointment, the Board has increased the size of the Board of Directors to 13 directors, 11 of whom are independent.

“We warmly welcome David as the newest member of our Board,” said Yum China’s Chairman Dr. Fred Hu. “David brings deep insights in global and China consumer sectors and significant leadership experience in digital and e-commerce. I am confident that David will be a valuable contributor to our Board.”

Joey Wat, CEO of Yum China commented, “On behalf of the management team, I am delighted to welcome David to our Board of Directors. His extensive expertise in the consumer industry and digital will add immense value as we advance our dual focus on operational efficiency and innovation. I look forward to David’s contribution to our Board as we collaborate to drive sustainable and long-term shareholder value.”

Zhe (David) Wei is the founding partner and chairman of Vision Knight Capital, a private equity fund manager focusing on investments in China. Prior to launching Vision Knight Capital in 2011, Mr. Wei served from 2007 to 2011 as an executive director and the chief executive officer of Alibaba.com Limited, a leading global e-commerce company wholly owned by Alibaba Group (NYSE: BABA; HKEx: 9988). Mr. Wei was the president from 2002 to 2006, and chief financial officer from 2000 to 2002 of B&Q (China) Co., Ltd., a subsidiary of Kingfisher PLC, a leading home improvement retailer in Europe and Asia. From 2003 to 2006, Mr. Wei was also the chief representative for Kingfisher’s China sourcing office. Prior to joining B&Q and Kingfisher, Mr. Wei served as the head of investment banking at Orient Securities Company Limited from 1998 to 2000 and as corporate finance manager at Coopers & Lybrand (now part of PricewaterhouseCoopers) from 1995 to 1998. Mr. Wei is currently a non-executive director of PCCW Ltd. (HKEx: 0008), JNBY Design Limited (HKEx: 3306) and Sansure Biotech Co., Ltd. (SHSE: 688289), and an independent director of Oriental Pearl Group Co., Ltd. (SHSE: 600637). Mr. Wei served on the boards of Leju Holdings Limited (formerly listed on NYSE) from April 2014 to March 2021, OneSmart International Education Group Limited (formerly listed on NYSE) from March 2018 to April 2021, Zall Smart Commerce Group Ltd. (HKEx: 2098) from April 2016 to January 2023, and Polestar Automotive Holding UK PLC (NASDAQ: PSNY) from June 2022 to June 2025. He was also a promoter and executive chair of Vision Deal HK Acquisition Corp. from January 2022 to June 2025 (formerly listed on HKEx). Mr. Wei holds a bachelor’s degree in international business management from Shanghai International Studies University.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,400 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit https://ir.yumchina.com/.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556
IR@YumChina.com

Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807
Media@YumChina.com